UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 17, 2005

TRANSMONTAIGNE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11763	06-1052062
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On August 8, 2005, we issued a press release announcing that we intend to hold an investors conference call to discuss our financial results for the three months and year ended June 30, 2005.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this current report shall not be incorporated by reference into any registration or other document pursuant to the Securities Act of 1933, as amended, or Securities Act.

Item 3.02  Unregistered Sales of Equity Securities.

From March 17, 2005 through August 23, 2005, certain holders of our Series B redeemable convertible preferred stock converted 56,554 shares of the Series B preferred stock into 8,568,721 shares of our common stock in accordance with the terms of the Certificate of Designation pursuant to which the Series B preferred stock was issued.  Our Series B redeemable convertible preferred stock has a liquidation value of $1,000 per share and is convertible into common stock at $6.60 per share, or approximately 151.515 shares of common stock per share of Series B preferred stock.  In connection with these conversions we paid an aggregate of $114.05 in cash for fractional shares received.  After giving effect to these conversions, as of August 23, 2005, approximately 17,422 shares of the Series B redeemable convertible preferred stock remained outstanding.

The shares of common stock were issued in reliance on the exemption from registration under the Securities Act provided by Section 3(a)(9) of the Securities Act.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial statements.

Not applicable

(b)                                 Pro forma financial information.

Not applicable

(c)                                  Exhibits.

Exhibit No.	Description of Exhibit

99.1	TransMontaigne Inc. press release dated August 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE INC.
(Registrant)

Date: August 24, 2005	By:	/s/ Randall J. Larson
Randall J. Larson
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	TransMontaigne Inc. press release dated August 8, 2005.